Exhibit 10.5

SHARE SUBSCRIPTION LETTER

To:

JVSPAC Acquisition Corp. Ritter House
Wickhams Cay II PO Box 3170
Road Town Tortola VG1110
British Virgin Islands

The undersigned (the Subscriber) hereby subscribes for and agrees to take 1,437,500 Class B Ordinary share(s) of no par value (the Share(s)) in JVSPAC Acquisition Corp. (the Company) for a total aggregate subscription price of US$25,000.00, and undertakes to pay the amount of US$25,000.00 in full payment of the subscription price for the Share(s) upon its issue.

The Subscriber will take the Share(s) subject to and on the terms of the Memorandum and Articles of Association of the Company and recognises that failure to pay the monetary consideration of the aforesaid Share(s) on demand by the Company may result in said Share(s) being forfeited and cancelled pursuant to the provisions of the BVI Business Companies Act, 2004.

In addition, in the event of the Company’s initial public offering on a recognised stock exchange (the IPO) and the over-allotment option granted to the underwriter(s) of the IPO is not exercised in full, the Subscriber acknowledges and agrees that the Company/the Subscriber may forfeit any and all rights to such number of the ordinary shares purchased and issued to the Subscriber such that immediately following such forfeiture, the Subscriber (together with other holders of the ordinary shares) will own, in total, an aggregate number of the ordinary shares (not including the ordinary shares underlying any private placement units or warrants or rights (whether comprised in any such units or standing alone) that may be issued to the Subscriber upon exercise of any warrants or any securities or rights purchased by the Subscriber in the IPO or in the aftermarket) equal to 20% of the issued and outstanding ordinary shares of the Company immediately following completion of the IPO. If any of the ordinary shares are forfeited in accordance with this paragraph, then after such time the Subscriber shall no longer have any rights as a holder of such forfeited ordinary shares, and the Company shall take such action as is appropriate to redeem and cancel such forfeited ordinary shares, which may include by way of the compulsory redemption and cancellation of such ordinary shares for nil consideration. In addition, the Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this paragraph (including any such redemption as is referred to herein above).

This letter shall be governed by the laws of the British Virgin Islands.

Date: 20 April 2021

For and on behalf of

WINKY INVESTMENTS LIMITED
永碁投資有限公司

Authorised signatory of
WINKY INVESTMENTS LIMITED
永碁投資有限公司

Direction as to Registration

Full Name:      WINKY INVESTMENTS LIMITED 永碁投資有限公司

Address:         3/F J&C Building, P.O. Box 362, Road Town, Tortola, VG1110, British Virgin Islands

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